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EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

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

                                                                COMPANY (SUCCESSOR) (1)
                                         ------------------------------------------------------------------

                                            Period
                                         Jul. 1, 1996                      Year Ended December 31,
                                          to Dec. 31,    ------------------------------------------------
                                              1996         1997         1998         1999         2000
                                            ---------    ---------    ---------    ---------    ---------
Earnings
     Income (loss) from continuing
       operations before provision for
       income taxes and extraordinary
       item                                 $ (11,846)   $ (36,672)   $(196,343)   $ (11,236)   $  27,742
     Interest and amortization of
       deferred finance costs                  38,964       89,753      101,191      116,491      127,370
     Amortization of capitalized interest          --            9           27           57          113
     Implicit rental interest expense           2,275        5,070        5,586        6,381        7,846
                                            ---------    ---------    ---------    ---------    ---------

Total Earnings                                 29,393       58,160      (89,539)     111,693      163,071
                                            ---------    ---------    ---------    ---------    ---------


Fixed Charges
     Interest and amortization of
       deferred finance costs                  38,964       89,753      101,191      116,491      127,370
     Capitalized Interest                          --          600          700        1,400        2,493
     Implicit rental interest expense           2,275        5,070        5,586        6,381        7,846
                                            ---------    ---------    ---------    ---------    ---------

Total fixed charges                         $  41,239    $  95,423    $ 107,477    $ 124,272    $ 137,709
                                            ---------    ---------    ---------    ---------    ---------

Ratio of earnings to fixed charges (3)             --           --           --           --         1.18
                                            =========    =========    =========    =========    =========

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                                         -----------------------------------------------
                                                                              Pro Forma
                                          Pro Forma        Six Months        Six Months
                                          Year Ended      Ended June 30,        Ended
                                          December 31, ---------------------   June 30,
                                            2000(2)       2000       2001       2001(2)
                                           ---------   ---------   ---------   ---------
Earnings
     Income (loss) from continuing
       operations before provision for
       income taxes and extraordinary
       item                                $  32,725   $   8,263   $  40,736   $  43,155
     Interest and amortization of
       deferred finance costs                122,663      65,305      53,174      50,894
     Amortization of capitalized interest        113          48          87          87
     Implicit rental interest expense          7,846       3,634       4,922       4,922
                                           ---------   ---------   ---------   ---------

Total Earnings                               163,347      77,250      98,919      99,057
                                           ---------   ---------   ---------   ---------


Fixed Charges
     Interest and amortization of
       deferred finance costs                122,663      65,305      53,174      50,894
     Capitalized Interest                      2,493       1,250       1,625       1,625
     Implicit rental interest expense          7,846       3,634       4,922       4,922
                                           ---------   ---------   ---------   ---------

Total fixed charges                        $ 133,002   $  70,189   $  59,721   $  57,441
                                           ---------   ---------   ---------   ---------

Ratio of earnings to fixed charges (3)          1.23        1.10        1.66        1.72
                                           =========   =========   =========   =========

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(1)   The ratio of earnings to fixed charges for our Predecessor for the period from January 1 to June 30,1996 is not presented because of lack of comparability between the capital structure of the Company and that of the Predecessor.

(2) The pro forma ratio of earnings to fixed charges gives effect to the net decrease in the interest expense resulting from the sale of the notes offering and the application of the estimated proceeds thereof to the repayment of existing debt, as if such transactions had occurred at the beginning of the periods presented; such ratio does not give effect to any other pro forma events. The ratio has been computed using an assumed interest rate of 4.75%

(3) Earnings before fixed charges were inadequate to cover fixed charges by $11,846,000 for the period July 1, 1996 to December 31, 1996, and $37,263,000, $197,016,000, and $12,579,000 for the years ended December
      31, 1997, 1998, and 1999, respectively.